UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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HARKEN ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARKEN ENERGY CORPORATION

180 State Street, Suite 200
Southlake, Texas 76092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held June 4, 2007

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Harken Energy Corporation, a Delaware corporation (“Harken”), will be held at the Sheraton Manhattan Hotel (Times Square), 790 7th Avenue at 51st Street, New York, New York 10019, on June 4, 2007 beginning at 1:30 p.m. local time for the following purposes:

(1)          To elect five directors to serve as Harken’s Board of Directors until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

(2)          To consider and act upon a proposal to amend Harken’s Restated Certificate of Incorporation to change Harken’s name to HKN, Inc.;

(3)          To consider and act upon a proposal to amend Harken’s Restated Certificate of Incorporation to effect a one-for-twenty-two and four-tenths reverse stock split; and

(4)          To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of all proposals described in the attached Proxy Statement.

The Board of Directors has fixed the close of business on April 6, 2007 as the date of record (“Record Date”) for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournment or postponement thereof.

Harken’s 2006 Annual Report on Form 10-K, a Proxy Statement containing information relating to the matters to be acted upon at the Annual Meeting and a form of Proxy accompany this Notice.

You are cordially invited to attend the Annual Meeting.  WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  YOUR VOTE IS IMPORTANT.  The giving of a proxy does not affect your right to revoke it later or vote your shares in person if you should attend the Annual Meeting.

If you plan to attend the Annual Meeting, please note that this is a stockholders’ meeting and attendance will be limited to stockholders of Harken or their qualified representatives.  Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date.  Qualified representatives of a stockholder must have identification as well as a properly executed proxy from the stockholder they are representing.  Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors
/s/ Elmer A. Johnston
Elmer A. Johnston
Secretary

Southlake, Texas
April [   ], 2007

HARKEN ENERGY CORPORATION

180 State Street, Suite 200
Southlake, Texas 76092

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
to be held June 4, 2007

SOLICITATION OF PROXIES

The accompanying Proxy is solicited on behalf of the Board of Directors of Harken Energy Corporation, a Delaware corporation (“Harken”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Sheraton Manhattan Hotel (Times Square), 790 7th Avenue at 51st Street, New York, New York 10019, on June 4, 2007 at 1:30 p.m. local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice.  This Proxy Statement and the accompanying form of proxy were first mailed to stockholders of record on or about April 20, 2007.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on April 6, 2007 as the Record Date for determining the holders of common stock, $.0l par value per share, of Harken (“Common Stock”) entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting.  The shares of Common Stock are the only shares of capital stock entitled to vote at the Annual Meeting.  On April 6, 2007, Harken had 220,372,387 shares of Common Stock outstanding.

QUORUM AND VOTING

Each share of Common Stock is entitled to one vote.  The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the proposal under consideration) are counted for purposes of determining whether a quorum is present.

On all matters submitted to a vote of the stockholders at the Annual Meeting or any adjournment thereof, each stockholder will be entitled to one vote for each share of Common Stock owned of record by such stockholder at the close of business on April 6, 2007.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.  A properly executed proxy marked “Withhold All” with respect to the election of directors will not be voted with respect to any of the directors, although it will be counted for the purpose of determining whether there is a quorum.  A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.  Any proxy upon which no instructions have been indicated will be voted FOR election of the director nominees.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendments to Harken’s Restated Certificate of Incorporation to effect a change of Harken’s name to HKN, Inc. and to effect a one-for-twenty-two and four-tenths reverse stock split.  Any proxy upon which no instructions have been indicated will be voted FOR approval of the proposed amendments. Abstentions and broker non-votes will be treated as a vote against the proposed amendments to Harken’s Restated Certificate of Incorporation.

The affirmative vote of the holders of a majority of the shares having voting power, which are present in person or represented by proxy, shall decide all other questions properly brought before the Annual Meeting.

If any other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this Proxy Statement went to press, we did not know of any matters, other than the three proposals disclosed in this proxy, to be presented at the Annual Meeting.

ACTIONS TO BE TAKEN UNDER THE PROXY

Harken knows of no other matters to be presented at the Annual Meeting other than those listed below:

1.               To elect the five nominees named in this Proxy Statement to the Board of Directors of Harken to hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

2.               To consider and act upon a proposed amendment to Harken’s Restated Certificate of Incorporation to change Harken’s name to HKN, Inc.; and

3.               To consider and act upon a proposal to amend Harken’s Restated Certificate of Incorporation to effect a one-for-twenty-two and four-tenths reverse stock split.

If, however, other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters.  The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the Annual Meeting from time to time.

RECOMMENDATIONS OF THE BOARD

Unless a stockholder gives other instructions on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors.  The Board recommends a vote FOR all of the proposals presented for approval.

PROXY SOLICITATION

The expense of any solicitation of proxies will be borne by Harken.  Harken will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons as of the Record Date, and Harken will reimburse such entities for their reasonable out-of-pocket expenses.  Harken has retained Morrow & Co., Inc. (“Morrow”) to act as a proxy solicitor in connection with this Annual Meeting.  Harken has agreed to pay Morrow a fixed fee of $5,000, plus expenses for proxy solicitation services and a per call fee of $5.00 for supplemental telephone solicitation calls handled by Morrow.  Additionally, the original solicitation of proxies by mail may be supplemented by telephone, email, fax or personal solicitation by officers or regular employees of Harken.  No additional compensation will be paid to officers and regular employees for such services.

You may revoke your proxy at any time before its exercise.  You may also revoke your proxy by voting in person at the Annual Meeting.  If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

As of April 6, 2007, Harken had 220,372,387 shares of Common Stock outstanding.  As of that date, the only persons known by Harken to beneficially own five percent (5%) or more of the outstanding shares of Common Stock (or potentially own five percent (5%) or more of the outstanding shares of Common Stock upon conversion of convertible securities of Harken) were:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Common Stock	Lyford Investment Enterprises Ltd. Insinger de Beaufort Tropic Isle Building Wickhams Cay 1 Road Town, Tortola, D8	65,478,295	(1)	29.71%
Common Stock	The Tail Wind Fund Ltd. 1st Floor Regent Street London, SW1Y 4NS United Kingdom	15,164,824	(2)	6.9%

(1)          Stockholder has sole voting and investment power with respect to these shares, as reflected on Stockholder’s Form 4 filed on May 26, 2005.

(2)          Stockholder has sole voting and dispositive power with respect to these shares.  Includes (i) 578,255 shares of Common Stock held, (ii) 7,118,645 shares of Common Stock into which 42,000 shares of Series M Convertible Preferred Stock are convertible, assuming a conversion price of $0.59 and no accrued dividends, issued to this stockholder on or about October 12, 2004, (iii) 3,432,836 shares of Common Stock into which warrants are exercisable, at an exercise price of $0.67, which were issued to this stockholder on May 28, 2004, and (iv) 4,035,088 shares of Common Stock into which warrants are exercisable, at an exercise price of $0.57, which were issued to this stockholder on or about October 12, 2004.  As reflected on stockholder’s Form 13G/A filed on February 12, 2007.

Security Ownership of Directors and Management

The following table sets forth information, as of April 6, 2007, regarding the number of shares of Common Stock beneficially owned by directors and executive officers that are named in the 2006 Summary Compensation Table below, and all of Harken’s directors and named executive officers as a group.  Each director and executive officer has sole voting and investment power with respect to the shares beneficially owned by him.

Name	Number of Shares Beneficially Owned		Percent of Class
Michael M. Ameen, Jr.	35,000		*
James W. Denny, III	17,801		*
Mikel D. Faulkner	40,000	(1)	*
Dr. J. William Petty	72,767		*
Alan G. Quasha	0	(2)	*
H.A. Smith	25,905		*
Anna M. Williams	0		*
Elmer A. Johnston	0		*
Rodger L. Ehrlish	25,000		*
All directors and named executive officers as a group (9 persons)	216,473		*

*        Less than 1%

(1)                  Does not include 80,000 shares in Grant Mikel Faulkner 2006 Trust, Mikel D. Faulkner, Trustee, as to which beneficial ownership is disclaimed by Mr. Faulkner; does not include 80,000 shares in Matthew Wayne Faulkner 2006 Trust, Mikel D. Faulkner, Trustee, as to which beneficial ownership is disclaimed by Mr. Faulkner; does not include 80,000 shares in Claire Rose Faulkner 2006 Trust, Mikel D. Faulkner, Trustee, as to which beneficial ownership is disclaimed by Mr. Faulkner.

(2)                  Does not include 65,478,295 shares beneficially owned by Lyford Investments Enterprises Ltd.  Mr. Quasha is the son of Phyllis Lyford, who is the principal of Lyford, but Mr. Quasha disclaims any beneficial ownership of these shares.

CORPORATE GOVERNANCE

Dr. J. William Petty, Michael H. Ameen, Jr. and Hobart A. Smith have been determined by our Board of Directors to be “independent” as defined in the listing standards of the American Stock Exchange (“AMEX”), and “financially literate or sophisticated” as required by and in compliance with the listing standards of the AMEX.  Our Board of Directors based its conclusions regarding the independence of these directors on (i) the fact that none of such persons is an executive officer or employee of the Company; and (ii) its opinion that none of such persons had a relationship which will interfere with the exercise of independent judgment in carrying out the responsibilities of such director. Our Board of Directors intends to analyze the independence issue annually to promote arms-length oversight.

As of April 6, 2007, our largest shareholder, Lyford Investment Enterprises Ltd. (“Lyford”), beneficially owned 29.71% of the combined voting power of our Common Stock.  Lyford is in a position to exercise significant influence over the election of our Board of Directors and other matters.

During 2006, our Board of Directors held three regularly scheduled meetings and acted through unanimous written consent on six separate occasions.  During 2006, each member of our Board of Directors attended all of the Board and Board Committee meetings on which he served.  Our independent directors meet in executive session at such times, including dates of regularly scheduled meetings of the entire Board of Directors and meetings of the three standing committees of the Board of Directors, as determined by the independent directors.  Our independent directors met in executive sessions seven times during the fiscal year ended December 31, 2006.

Our Board’s policy is to encourage all of our directors to attend each annual meeting of stockholders.  Such attendance allows for direct interaction between stockholders and members of our Board of Directors.  Each of our directors or director nominees attended our 2006 Annual Meeting on April 27, 2006.

Our Board of Directors has standing Audit, Compensation and Nominating Committees, which we describe below.

Nominating Committee.  The Nominating Committee of our Board of Directors is comprised of Mr. Smith, who chairs the Nominating Committee, and Messrs. Ameen and Petty.  Each of the members of the Nominating

Committee is “independent”, as independence is defined in the listing standards of the AMEX.  The Nominating Committee adopted a written charter on October 15, 2004, which is available on the Harken Energy Corporation website at www.harkenenergy.com.  During 2006, the Nominating Committee held no official meetings; the meeting to nominate directors for election at the 2006 Annual Meeting was held in November 2005 and the meeting to nominate directors for election at the 2007 Annual Meeting was held in January 2007.

The Nominating Committee considers nominations for our Board of Directors, develops and reviews background information for candidates, and makes recommendations to our Board of Directors with respect to candidates for election as directors.  The Nominating Committee identifies nominees for director through recommendations from directors, officers and stockholders.  When evaluating nominees for director, the Nominating Committee considers several factors, including without limitation, the nominee’s ability to devote adequate time to the duties and responsibilities of our Board of Directors, the nominee’s independence under the requirements of the AMEX and the rules and regulations of the Securities and Exchange Commission, and the nominee’s education and professional experience.  All of the nominees for director on the proxy card for the 2007 Annual Meeting are directors standing for re-election with one also serving as an executive officer of the Company.

Audit Committee.  The Audit Committee of our Board of Directors (the “Audit Committee”) is composed entirely of independent directors who meet the independence, experience and other qualification requirements of the AMEX, the Securities and Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.  The Chairman of the Audit Committee, Dr. J. William Petty, has been determined by our Board of Directors to be an “audit committee financial expert” as defined by the AMEX rules and the Securities and Exchange Commission and “financially sophisticated” as required by the AMEX listing standards.

Our Audit Committee’s responsibilities are specified in the Audit Committee Charter (the “Charter”) which is available on our website at www.harkenenergy.com.  As set forth in the Charter, the Audit Committee’s responsibilities include appointing, compensating, retaining and overseeing the work of the independent auditors for the Company (the “Auditors”), for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company.  Our management retains the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements.  Our Audit Committee has implemented procedures to ensure that during the course of each fiscal year they devote the attention that they deem necessary or appropriate to each of the matters assigned to the Audit Committee under its Charter.

In the discharge of its responsibilities and consistent with standing practices, the Audit Committee held four meetings during 2006.  The Audit Committee also held a number of conference calls, informal meetings and communications among the various committee members, the Company’s Auditors and/or members of Company management throughout 2006.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the Auditors, the Company’s audited financial statements as of and for the year ended December 31, 2006.  The Audit Committee has discussed with the Auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, (AICPA Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  We have received and reviewed the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with the Auditors the Auditors’ independence.  The Audit Committee has concluded that the Auditors are independent from the Company and its management.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

By:	J. William Petty, Chair
Michael M. Ameen, Jr.
H. A. Smith

Compensation Committee.  The Compensation Committee of our Board of Directors (“Compensation Committee”) is made up entirely of independent directors, as independence is defined in the listing standards of the AMEX.  Committee members are Michael M. Ameen, Jr., who chairs the committee, and Messrs. Ameen and Petty.  Our Compensation Committee does not operate under a written charter.  Our Compensation Committee is responsible for establishing base salaries, bonuses, and other compensation for our executive officers, including the CEO, and directors.  Our Compensation Committee has no authority to delegate its authority, however, the members may retain the services of a compensation consultant and may consider recommendations of the CEO and Chairman of our Board during the process of establishing compensation for other executive officers.  The Compensation Committee held one regular meeting during 2006 and also held several conference calls, informal meetings and communications throughout 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with our management and, based on such review and discussion, has recommended the CD&A be included in our Proxy Statement for the 2007 Annual Meeting of stockholders.

By:	Michael M. Ameen, Jr., Chair
H. A. Smith
J. William Petty

COMMUNICATING WITH THE BOARD.

The Board of Directors encourages stockholders to communicate with the Board by writing to:

Board of Directors

c/o The Chairman

Harken Energy Corporation

180 State Street, Suite 200

Southlake, Texas 76092

The Board has authorized our management to review and organize communications from our stockholders and/or interested parties and deliver them to the Board.  We forward communications to all directors if they relate to substantive matters.  In general, we are more likely to forward communications relating to corporate governance or long-term strategy than communications relating to personal grievances and less significant matters.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

J. William Petty	$64,000	0	0	0	0	0	$64,000

Michael M Ameen, Jr.	$59,000	0	0	0	0	0	$59,000

Hobart A. Smith	$59,000	0	0	0	0	0	$59,000

Alan G. Quasha	0	0	0	0	0	0	0

Mikel D. Faulkner (See 2006 Summary Compensation Table)

During 2006, the compensation for the independent, non-executive Board members was fixed per director as follows:

•Annual Retainer Fee	$45,000
•Supplemental Fee for Audit Committee Chairman	5,000
•Meeting Fees	2,000	(per meeting)

Director performance is a key influence factor in organizational performance. Just as alignment of Harken’s strategic objectives for management compensation are critical, so too is Directors’ compensation. To this end, Directors’ compensation is assessed annually to monitor and adjust it, as appropriate, in order to ensure alignment with Harken’s strategic objectives.

The analysis and review of Directors’ compensation is the responsibility of our Compensation Committee and our Board of Directors. In undertaking this responsibility, our Compensation Committee reviews compensation surveys of the oil and gas industry. Our Compensation Committee also engages, from time to time, consultants who provide supplemental data considered in establishing the Directors’ compensation. After our Compensation Committee has reviewed the data, it formulates a recommendation for review by our Board of Directors.  Adjustments to Director’s compensation were made for implementation on June 30, 2007. The adjustments included setting an annual cash retainer of $70,000 for each independent Director with the exception of our Audit Committee chairman who will receive an annual retainer of $75,000.  After June 30, 2007, our Directors will not receive payments for attendance at meetings.

RELATED PARTY TRANSACTIONS

During 2006 to the time this Proxy Statement went to print, there have been no transactions or proposed transactions with related parties.  The Audit Committee Charter authorizes our Audit Committee to review and approve all related party transactions in the absence of a separate committee being established by our Board for that purpose.  Other than as addressed in the Audit Committee Charter, we do not employ specific procedures for the review, approval or ratification of related party transactions involving our Directors, officers and employees or their family members, but we consider such transactions on a case-by-case basis.

EXECUTIVE OFFICERS OF HARKEN

The officers of Harken are elected annually by the Board of Directors on the date of each Annual Meeting of Stockholders, or as soon thereafter as practicable.  Each officer holds office until the earlier of such time as his or her successor is duly elected and qualified, or his or her death, resignation or removal from office.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of Harken will be served thereby.

The executive officers of Harken, their ages and positions held with Harken and their business experience for the past five years are:

Name	Age	Position Held with Harken

Mikel D. Faulkner	57	Chief Executive Officer and President
Anna M. Williams	36	Vice President — Finance and Chief Financial Officer
Elmer A. Johnston	46	Vice President — General Counsel and Secretary
Rodger L. Ehrlish	55	Treasurer
James W. Denny, III	59	Vice President

Mikel D. Faulkner has served in his current capacity as a director and Chief Executive Officer of Harken since 1982, and has served as President of Harken since March 31, 2003.  Mr. Faulkner previously served as Chairman of the Board of Harken from February 1991 until March 31, 2003.  From April 2002 to the present, Mr. Faulkner has served as Chairman of Global Energy Development plc (“Global”), in which Harken owns a 33.67% interest.

Anna M. Williams has served as Vice President—Finance and Chief Financial Officer of Harken since March 31, 2003.  From June 2001 to March 2003, Ms. Williams served as Executive Vice President—Finance and Chief Financial Officer.

Elmer A. Johnston has served as Vice President—General Counsel and Secretary of Harken since March 31, 2003 and served as Senior Counsel to Global from March 2002 to September 30, 2005.  From 1998 to 2002, Mr. Johnston served as Assistant General Counsel of Harken.

Rodger L. Ehrlish has served as Treasurer of Harken Energy Corporation since June of 2003.  Mr. Ehrlish previously served as Finance Director of Global from 2001 to 2003.

James W. Denny, III has served in his current capacity as Vice President of Harken Energy Corporation since April 27, 2006.  He continues to serve as President and Chief Executive Officer of Gulf Energy Management Company, a position he has held since June 22, 2004.  Mr. Denny previously served as Executive Vice President—Operations of Harken from June 13, 2000 to March 31, 2003.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Harken’s executive compensation guidelines are developed and monitored by our Compensation Committee, which is made up of the three independent Directors on the Board.

The Compensation Committee bears principal responsibility for determining appropriate compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, (referred to as “named executive officers” or “NEO’s” in this Proxy Statement).  In fulfilling its role, our Compensation Committee is responsible for establishing guidelines used to measure Harken’s overall performance and that of each NEO and the corresponding adjustments to each NEO’s compensation levels.  From time to time, our Compensation Committee will meet with Harken’s Chief Executive Officer to discuss executive compensation matters with regard to the other NEO’s in general.  The Compensation Committee also meets without the Chief Executive Officer present and evaluates his performance compared with previously established financial and non-financial goals and guidelines.

In setting year-end 2006 cash bonuses and 2007 compensation levels, our Compensation Committee used internally developed guidelines, targeting certain performance goals.  In late 2006 our Compensation Committee requested and obtained recommendations from an outside party, Watson Wyatt Worldwide, with regard to potential long term incentive plans that could be considered as part of an overall compensation package for Harken’s executives.  The Compensation Committee continues to analyze long-term incentive options.  As of the date of this Proxy Statement, however, we do not have in place a long-term incentive compensation plan for our officers and employees.

In reviewing compensation levels, our Compensation Committee assessed the competitiveness of each NEO’s base salary and bonus potential.  In late 2005, our Compensation Committee had obtained market data for review and analysis for setting compensation levels from Watson Wyatt Worldwide.  That report allowed our Compensation Committee to review the following:

•	Competitive compensation levels for each NEO by matching each position to comparable survey positions found in the competitive market;

•	A proxy analysis for a peer group of 13 oil and gas companies, similar to us in terms of lines of business and asset size.

•

Comparison of executive compensation components. Watson Wyatt Worldwide provided survey information to the Compensation Committee. Our Compensation Committee does not target a specific compensation level. Instead, our Compensation Committee strives to set compensation levels so that they are competitive in the marketplace by being at or above the midpoint range of survey information.

These listed items continued to provide our Compensation Committee with guidance in considering year-end 2006 cash bonus awards and salary adjustments for fiscal year 2007.

Overall Program Objectives

The principal objective of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve this objective, we clearly communicate what is expected of executives with respect to performance goals.  Compensation is designed to align actual compensation with performance results, delivering more compensation to executives when Harken achieves performance objectives and increased value to shareholders, with an inverse relationship occurring when Harken achieves lower performance results.  Our Compensation Committee deliberates among its members to ensure thresholds, targets, and maximum performance goals are aggressive enough to warrant cash bonuses and adjustments to salary levels.

Achievement of our objectives is sought by providing the following primary executive compensation elements:

•	A base salary that represents cash compensation based on internal equity and external industry-based competitiveness;

•

A performance-based annual cash bonus that provides each NEO an opportunity to earn cash awards based upon the achievement of goals or other performance objectives targeted during the course of a fiscal year;

•	Benefit programs provided to all employees, including health care benefits, dental, life, vision and 401K programs.

We strive to provide a compensation opportunity for each NEO that is competitive with similar companies in the oil and gas industry. In doing so, we consider competitive market compensation data, including the compensation practices of peers, as well as broader industry compensation survey data.

Our Compensation Committee also reviews each NEO’s skills, scope of responsibilities, performance and effectiveness in supporting Harken’s goals.

Executive Compensation Elements

Total Compensation

Each element of compensation is independently set for each NEO.  As a result, the allocation of each compensation component can vary by NEO.

Base Salary

Purpose: The purpose of base salary is to reflect each executive’s job responsibilities, individual performance and competitive compensation levels.

Considerations: Our Compensation Committee reviews and determines, on an annual basis, the base salaries of each NEO.  Individual base salary levels are based upon years of experience and individual performance. This amount is not generally at risk and may be adjusted annually based on merit and external market conditions.

After concluding that the base salary levels for each NEO continued to be competitive, our Compensation Committee, at its meeting on January 8, 2007, determined that no adjustment of the base salary for each of the NEO’s was warranted for 2007.

Annual Incentive Bonus

Purpose: The purpose of the annual cash incentive bonus is to align executive performance with annual strategic goals while enhancing shareholder value. To accomplish this objective Harken provides incentives in the form of an annual cash bonus upon the attainment of certain performance goals set out at the beginning of each year under general guidelines developed by our Compensation Committee.

Considerations: At the beginning of each year, our Compensation Committee establishes certain guidelines that can include financial and other performance targets. Cash bonus awards are considered annually through a discussion and determination of our Compensation Committee and our Board of Directors on key measures that drive performance.  Our Board of Directors and management consider current performance, including strengths and performance gaps, to determine what areas need to be incented to achieve the strategic objectives for the year.

The bonus determinations for the NEO’s are based upon performance against financial performance targets and against functional performance measures.  Although not all of the financial performance targets and guidelines were met in 2006, our Compensation Committee determined to award cash bonuses to our NEO’s based on functional performance measures, as follows:

•	CEO Mikel Faulkner	$35,000
•	CFO Anna Williams	$19,500
•	James W. Denny, II	$23,000
•	Elmer A. Johnston	$19,500
•	Rodger Ehrlish	$16,000

Our Compensation Committee determined and authorized the payment of these cash bonus awards in January 2007.

Equity and Long Term Compensation

We do not currently have in place any stock option or equity-based compensation plans.  In 2004, after our Board of Directors authorized us, we terminated all of Harken’s employee stock option plans; as of December 31, 2004, all of Harken’s previously issued and/or outstanding stock options had expired or been voluntarily cancelled.  Since that time, our Compensation Committee has determined not to use equity awards both in response to increasing criticism of such awards and because of the complications of financial accounting for such awards.

We do not currently have any long-term incentive, pension, nonqualified defined contribution, or other nonqualified deferred compensation plans.  Our Compensation Committee, however, is currently reviewing options in terms of long-term award plans.

Additional Benefits

Each NEO, as reflected in the All Other Compensation column of the 2006 Summary Compensation Table, also receives life insurance premium benefits.   Executives are also entitled to participate in the broad-based benefit plans offered generally to all of our full-time employees (e.g., the 401(k) plan, health insurance and other employee benefits). Such participation in these benefit plans exists on the same terms for all of our employees.

Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation paid during fiscal year 2006 to Harken’s Chief Executive Officer, Chief Financial Officer and three additional most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer.  Please see the 2006 Summary Compensation Table below for additional information concerning executive officer compensation.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (2)	Change to Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation	Total
Mikel D. Faulkner President and CEO	2006	$350,000	$36,015	0	0	0	0	$ 22,998(3)	$409,013
Anna M. Williams Vice President and CFO	2006	$195,000	$31,015	0	0	0	0	$ 15,870(4)	$241,885
James W. Denny, III Vice President	2006	$230,000	$101,015	0	0	0	0	$ 21,878(5)	$352,893
Elmer A. Johnston Vice President, Secretary and General Counsel	2006	$195,000	$81,015	0	0	0	0	$ 15,867(6)	$291,882
Rodger Ehrlish Treasurer	2006	$160,000	$36,015	0	0	0	0	$ 18,717(7)	$214,732

(1)             These bonus amounts represent that portion of fiscal year ended December 31, 2005 awards that were paid in 2006.

(2)             Harken does not currently have in place any stock-option, equity-based, long-term incentive, pension, nonqualified defined contribution, or other nonqualified deferred compensation plans.  In 2004, after Board of Directors authorization, Harken’s employee stock option plans were terminated; as of December 31, 2004, all of Harken’s previously issued and/or outstanding stock options had expired or been voluntarily cancelled.

(3)             All other compensation for Mikel D. Faulkner includes the value of personal use of company car, value of life insurance premiums paid by Harken, and value of Harken’s employer contributions to employee’s 401(k).

(4)             All other compensation for Anna M. Williams includes the value of life insurance premiums paid by Harken and value of Harken’s employer contributions to employee’s 401(k).

(5)             All other compensation for James W. Denny, III includes the value of personal use of company car, value of life insurance premiums paid by Harken, and value of Harken’s employer contributions to employee’s 401(k).

(6)             All other compensation for Elmer A. Johnston includes the value of life insurance premiums paid by Harken and value of Harken’s employer contributions to employee’s 401(k).

(7)             All other compensation for Rodger Ehrlish includes the value of life insurance premiums paid by Harken and value of Harken’s employer contributions to employee’s 401(k).

CHANGE-IN-CONTROL ARRANGEMENTS

During 2006 we entered into a Severance Agreement with one of our named executive officers, James W. Denny, III.  The Severance Agreement became effective June 30, 2006 for a term of one year.  We entered into the Severance Agreement to induce Mr. Denny to remain with Harken by providing to him assurance of severance that he would be paid should we terminate his employment during the term of the Severance Agreement.  Under our agreement, a one-time payment equal to 24 months pay would be due upon Mr. Denny’s termination; the amount of payment calculated using the higher of his salary at the time of termination or at the date of the Severance Agreement.  Assuming termination effective as of December 31, 2006, Mr. Denny would have received a one-time payment of $460,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, Dr. J. William Petty and Messrs. Ameen and Smith were members of Harken’s Compensation Committee and participated in all deliberations concerning executive compensation.  No executive officer of Harken served as a member of the Compensation Committee during 2006.  None of the named Executive Officers serves or has served as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving on Harken’s Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Harken’s directors and executive officers, and any persons who own more than ten percent of a registered class of Harken’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Harken.  Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Harken with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms and written representations from certain reporting persons, Harken believes that all filing requirements applicable to its directors and executive officers have been complied with during 2006.

PROPOSAL ONE

TO ELECT FIVE DIRECTORS TO SERVE AS HARKEN’S BOARD OF DIRECTORS

Harken’s Board of Directors is composed of five directors.  Directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified.  At the Annual Meeting, the five nominees named below are to be elected to serve until the 2008 Annual Meeting or until their successors have been elected and have been qualified.  Each nominee is now a Harken director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS.

Vote Required for Election of Directors

To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.  Lyford, which owns 29.71% of the shares entitled to vote at the Annual Meeting, has advised Harken that it intends to vote all of its shares for the five nominees named below.

Nominees for Directors

Information about the nominees for election as directors appears below:

Name, Age and Business Experience	Director Since

Michael M. Ameen, Jr. (Age 83), Independent Consultant on Middle East Affairs since 1991.  From 1989 to 1999, Mr. Ameen served as a part time consultant to Harken with regard to Middle Eastern exploration projects.  Mr. Ameen has previously served as Director of American Near East Refugee Aid; past director of Amideast; past director of Middle East Institute; past director of International College in Beirut, Lebanon; past vice president of government relations and director of Washington office of Aramco; past president of Mobil Middle East Development Corporation; and Member, Energy Intelligence Group International Advisory Board.

1994

Mikel D. Faulkner (Age 57), Chief Executive Officer of Harken since 1982 and President of Harken since March 2003. From 1991 to March 2003, Mr. Faulkner served as Chairman of the Board of Harken and, from 1982 to February 1993, Mr. Faulkner served as President of Harken. Mr. Faulkner currently serves as Chairman of the Board of Directors of Global Energy Development plc, a position he has held since April 2002; Harken holds a 33.67% interest in Global Energy Development plc.	1982

Dr. J. William Petty (Age 64), Professor of Finance and the W.W. Caruth Chairholder of Entrepreneurship at Baylor University since 1990.  From December 1979 to 1990, Dr. Petty served as dean of the Business School at Abilene Christian University.  Dr. Petty has also served as a subject matter expert on a best-practices study by the American Productivity and Quality Center on the topic of shareholder value based management and has served on a research team for the Australian Department of Industry to study the feasibility of establishing a public equity market for small and medium-sized enterprises in Australia.

2000

Alan G. Quasha (Age 57), President of Quadrant Management, Inc., an investment management company, since 1988.  Mr. Quasha has served as Chairman of the Board of Harken since March 31, 2003 and previously served as Chairman of the Board of Harken from June 1983 to February 1991.  Mr. Quasha has served as a director of Compagnie Financiére Richemont SA, a Swiss luxury goods company, since its formation in 1988, and American Express Funds, the mutual fund arm of American Express Company, from May 2002 to April 2004.  From April 1994 to April 1997 Mr. Quasha served as a governor of the American Stock Exchange.

2003

H.A. Smith (Age 70), Consultant to Smith International Inc., an oil field service company, since June 1991. Previously, Mr. Smith served as Vice President-Customer Relations for Smith International, Inc. Mr. Smith has served as a director of Brigham Exploration Company, an independent oil and gas exploration and production company, since 2002 and is currently a member of the Brigham Exploration Company Audit Committee.	1997

Each of the nominees named above was recommended to the Board by the Nominating Committee for election by the stockholders. Although all nominees named above have indicated their willingness to serve if elected, if at the time of the Annual Meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.

PROPOSAL TWO

TO AMEND HARKEN’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE HARKEN’S NAME TO HKN, INC.

The Board of Directors has unanimously approved and recommended that the stockholders consider and approve an amendment to ARTICLE ONE of Harken’s Restated Certificate of Incorporation that would change Harken’s name from Harken Energy Corporation to HKN, Inc.  To be adopted, this proposal requires the affirmative vote of the holders of the majority of the outstanding shares of Harken’s Common Stock entitled to vote thereon at the Annual Meeting. Lyford, which owns 29.71% of the shares entitled to vote at the Annual Meeting, has advised Harken that it intends to vote all of its shares for Proposal Two to change Harken’s name to HKN, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE
CORPORATE NAME

The Board of Directors believes that it is in the best interest of Harken and its stockholders to amend the Restated Certificate of Incorporation to give effect to the proposed amendment. The Board of Directors considers the proposed name change desirable to better reflect the evolution and present scope of business of Harken as well as to evidence Harken’s efforts during the last three years to reorganize and simplify its balance sheet, streamline its financial and capital structure and to allow a revitalized approach to its operations.

If approved by the shareholders, the amendment to change the corporate name to “HKN, Inc.” will be effected by the filing of an amendment to the Restated Certificate of Incorporation with the Secretary of the State of Delaware at the earliest appropriate time consistent with an orderly transition to the new name.  The change of the corporate name will be accomplished by amending ARTICLE ONE of the Restated Certificate of Incorporation to read as follows:

ARTICLE ONE

“The name of the corporation is HKN, Inc.”

PROPOSAL THREE

TO AMEND HARKEN’S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A ONE-FOR-TWENTY-TWO AND FOUR-TENTHS REVERSE STOCK SPLIT

The Board of Directors has adopted, and proposes that the stockholders of Harken approve, an amendment to the Certificate of Incorporation that would effect a one-for-twenty-two and four-tenths reverse stock split of the outstanding shares of Common Stock, but would maintain the authorized number of shares of Common Stock at 325,000,000 shares and maintain the par value of the Common Stock at $0.01 per share collectively, (the “Reverse Split”). The authorized number of shares (10,000,000) at par value $1.00 per share of Harken’s Preferred Stock would also remain unchanged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE AMENDMENT TO EFFECT THE REVERSE SPLIT

REASONS FOR THE REVERSE SPLIT

Our Board of Directors believes that, if the Reverse Split results in an increase in Harken’s stock price, such increase in the price per share and the reduction of total shares outstanding following the Reverse Split should provide a number of benefits to Harken and its stockholders.

Broader Market. If the per share price of the Common Stock were to increase as a result of the Reverse Split, the Board of Directors believes that the Reverse Split may result in a broader market for the Common Stock than currently exists due to such increase of the per share price. The Board of Directors believes that the present level of the per share market price of the Common Stock impairs the acceptability of the stock by portions of the financial community and the investing public. Theoretically, the price per share of stock should not, of itself, affect the marketability of the stock, the type of investor who acquires the stock, or a company’s reputation in the financial community. However, in practice, the price per share does affect the stock because many investors look upon low priced stock as unduly speculative in nature, and, as a matter of policy, avoid investment in such stocks. An increased price per share may encourage interest and trading in the Common Stock and possibly promote greater liquidity for Harken’s stockholders.

Exchange Listing.  The current market price of Harken’s stock places it among the 10% of oil and gas companies traded as penny stocks on the AMEX.  The reverse split may allow Harken’s shares to be traded above penny stock levels and thereby ensure that Harken’s share price falls well within the majority of oil and gas stocks listed on the AMEX.  The AMEX constantly reviews its listed stocks to determine their continuing qualification to be traded on that exchange and the Board of Directors believes that if Harken’s shares are traded above penny stock levels any risk of being delisted will be reduced.

Increase of Surplus. As a part of the Reverse Split, Harken’s surplus would be increased as a result of maintaining the par value of the Common Stock at $0.01 per share but decreasing the number of issued shares of Harken. Under the Delaware General Corporation Law (the “DGCL”), a corporation is permitted to purchase its own shares of capital stock or to declare dividends only to the extent that the corporation has an amount of surplus equal to or greater than the amount of the stock redemption or dividend. Under the DGCL, the “surplus” of a corporation is defined as the excess of the net assets of a corporation less the stated capital of a corporation. The “stated capital” of a corporation is equal to the number of issued shares of the corporation multiplied by the par value of the shares. The “net assets” of a corporation are the assets minus the liabilities of a corporation. Because the number of issued shares of Harken will decrease as a result of the Reverse Split but the par value will remain the same, the stated capital of Harken will necessarily decrease. The amount by which the stated capital decreases will be considered additional surplus of Harken. Despite the increase in the amount of surplus that would be caused by the Reverse Split, Harken at this time has no plans, other than in connection with the Common Stock repurchase program amended and announced on March 30, 2007 and the redemption of fractional shares created by the Reverse Split as described below, to redeem its shares of Common Stock or to declare a dividend on its shares of Common Stock.

Effect on Earnings Per Share. The Board of Directors believes that the total number of shares currently outstanding is disproportionately large relative to Harken’s present market capitalization. Moreover, when such a large number of shares are outstanding, earnings per share (“EPS”) is only affected by a significant change in net earnings.  With a reduced number of shares outstanding following a Reverse Split, Harken’s revenue efforts and cost savings would be more meaningfully reflected in the disclosed EPS.

Commissions. In addition, the Board of Directors believes that the Reverse Split may improve the liquidity of Harken’s Common Stock in another manner. Frequently, brokers charge trading commissions based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of Harken’s Common Stock purchased. The Board of Directors and management believe that the relatively high trading cost of Harken’s Common Stock may adversely impact the liquidity of Harken’s Common Stock by making it a less attractive investment than the stock of other companies in Harken’s industry. If the Reverse Split is effected and the price of Harken’s Common Stock rises correspondingly, the trading costs for Harken’s Common Stock would decrease.

RISKS ASSOCIATED WITH REVERSE SPLIT

As a result of the volatility in the trading price of Harken’s Common Stock, there can be no assurance that the Reverse Split will result in any change in the price of Harken’s Common Stock or that, if the price of Harken’s Common Stock does increase as a result of the Reverse Split, such increase will be proportionate to the decrease in the amount of outstanding shares of Common Stock resulting from the Reverse Split.  There can be no assurance that a higher price per share level of the Common Stock immediately after the proposed Reverse Split will be maintained for any period of time.  Liquidity could be adversely affected by the reduced number of shares outstanding after the proposed Reverse Split.

EFFECT OF REVERSE SPLIT ON STOCKHOLDERS

The proposed Reverse Split will not affect any stockholder’s proportionate equity interest in Harken, except for those stockholders who would receive cash in lieu of fractional shares. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors. Outstanding warrants, and other securities convertible into Common Stock will be adjusted to reflect the ratio of the Reverse Split if such transaction is effected. Harken’s reporting obligations under the Securities Exchange Act of 1934, as amended, will not be affected by the Reverse Split.

EFFECT OF REVERSE SPLIT ON CAPITAL STOCK

Harken’s Certificate of Incorporation currently authorizes the issuance of 325,000,000 shares of Common Stock with a par value of $0.01 per share and 10,000,000 shares of Preferred Stock with a par value of $1.00 per share.  At the Record Date, Harken had outstanding 220,372,387 shares of Common Stock, leaving a total of 104,627,613 authorized and unissued shares of Common Stock available for future issuances. Following the Reverse Split, Harken will have approximately 9,800,000 shares of Common Stock outstanding, leaving approximately 315,200,000 authorized but unissued shares of Common Stock available for issuance. The par value of the Common Stock would remain at $0.01 per share. Because the number of issued shares of Harken would decrease but the par value would remain the same after the Reverse Split, Harken’s stated capital would decrease by approximately $2.1 million, and Harken’s additional paid-in capital account would increase by a corresponding amount. This change in Harken’s capital accounts would be reflected in Harken’s financial statements, along with a notation of the change in outstanding shares of Common Stock, as a result of the Reverse Split.

If the stockholders approve the amendment, Harken will file a Certificate of Amendment (the “Certificate of Amendment”) to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following the conclusion of the meeting. The proposed amendment would become effective on the date provided in the Certificate of Amendment (the “Effective Date”). On the Effective Date, without further action of Harken or its stockholders, (i) every twenty-two and four-tenth shares of Common Stock outstanding will automatically be split into one share of outstanding Common stock, (ii) the number of shares of authorized Common Stock will remain fixed at 325,000,000 and (iii) the par value of the Common Stock will remain at $0.01 per share. Based on information as of the Record Date, Harken anticipates that the number of outstanding shares of Common Stock, after giving effect to the Reverse Split, will be approximately 9,800,000 shares. Upon filing the Certificate of Amendment, Harken will notify the stockholders that the Reverse Split has been effected.

EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

To effect the Reverse Split, Harken will issue certificates representing one share of Common Stock in exchange for each twenty-two and four-tenth shares of Common Stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of Common Stock.

NO FRACTIONAL SHARES OF COMMON STOCK WILL BE ISSUED IN CONNECTION WITH THE PROPOSED REVERSE SPLIT. ASSUMING THE APPROVAL OF THE REVERSE SPLIT, A STOCKHOLDER WHO WOULD OTHERWISE BE ENTITLED TO RECEIVE A FRACTIONAL SHARE OF COMMON STOCK WILL RECEIVE, IN LIEU THEREOF, CASH IN A PROPORTIONAL AMOUNT EQUAL TO THE SAME FRACTION OF THE CLOSING PRICE OF THE COMMON STOCK ON AMEX ON THE RECORD DATE.

Based on the aggregate number of shares owned by record holders as of the Record Date, Harken estimates that payments for fractional shares resulting from the Reverse Split will aggregate approximately $22,000.  Harken intends to use existing cash for such purpose.  Harken currently has approximately 2,000 stockholders of record.  Harken will appoint AMERICAN STOCK TRANSFER AND TRUST COMPANY as exchange agent (“Exchange Agent”) in connection with the Reverse Split. As soon as practicable after the Effective Date, the holders of the Common Stock will be notified and requested to surrender to the Exchange Agent any certificate(s) representing outstanding shares of Common Stock in exchange for certificate(s) representing the reduced number of shares of Common Stock that will result from the Reverse Split, together with cash in lieu of any fractional share. On the Effective Date, each certificate representing shares of Common Stock will be deemed for all purposes to represent the reduced number of shares of Common Stock that will result from the Reverse Split, whether or not the certificates representing the outstanding Common Stock are surrendered for exchange.  Stockholders should not submit any stock certificates to the Exchange Agent until requested to do so. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further action to effect the exchange of their shares.

Harken will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of the cash deposited with the Exchange Agent to pay for fractional shares that is held by the Exchange Agent six months after the Effective Date will be returned to Harken, on demand. Thereafter, holders of post-split shares eligible for this cash settlement would be paid directly by Harken.

NO DISSENTER’S RIGHTS

The DGCL does not give stockholders of a Delaware corporation dissenter’s rights with respect to the Reverse Split.

RESALES OF RESTRICTED SECURITIES

The proposed amendment will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of Common Stock to be issued to each stockholder after the Effective Date will be deemed to have been acquired on the date on which the stockholder acquired the shares of Common Stock held immediately prior to the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the federal income tax consequences of the Reverse Split. The discussion is based on the present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed amendment. Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the Reverse Split on their respective tax situations, including consequences under applicable state tax laws.

The Reverse Split will be deemed to be a tax-free recapitalization to Harken and its stockholders to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither Harken nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof. However, if a stockholder receives cash in lieu of any fractional share interest in the Common Stock, such stockholder will be treated as having received the cash in redemption of his or her fractional share interest.

Depending on the stockholder’s retained stock interest, such cash redemption will be treated as either (i) a dividend to the extent of Harken’s current and accumulated earnings and profit with any excess first applied against the stockholder’s adjusted tax basis allocable to the fractional share interest (“Basis”) and the remainder treated as gain from the sale or exchange of the fractional shares or (ii) gain or loss from the sale or exchange of the fractional shares in an amount equal to the difference, if any, between the cash received and the stockholder’s Basis.

The shares of Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by such stockholder immediately prior to the Effective Date, less any basis allocable to the fractional shares redeemed (if any) to the extent such redemption is treated as a sale or exchange under the preceding paragraph. A stockholder’s holding period for the shares of Common Stock to be issued will include the holding period for shares of Common Stock exchanged therefore, provided, that such outstanding shares of Common Stock were held by the stockholder as capital assets on the Effective Date.

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

If the Reverse Split is approved, the Restated Certificate of Incorporation will be amended by deleting the first five paragraphs of Article Four in their entirety and inserting in their place the following five paragraphs:

ARTICLE FOUR

“The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Thirty-Five Million (335,000,000), of which Three Hundred Twenty-Five Million (325,000,000) shall be designated as Common Stock of the par value of One Cent ($0.01) per share and Ten Million (10,000,000) shall be designated as Preferred Stock of the par value of One Dollar ($1.00) per share.

The Corporation does, by Amendment to the Restated Certificate of Incorporation effective June 6, 2007 (the “Effective Date”), reclassify its shares of Common Stock, par value $0.01 per share (the “Old Common Stock”) issued and outstanding immediately before the Effective Date and cancel its unissued shares of Old Common Stock unissued before the Effective Date.

All of the shares of Old Common Stock that were authorized but unissued immediately before the Effective Date shall be canceled.  The authorized but unissued shares of Common Stock, $0.01 par value of the Corporation, shall supersede the Old Common Stock.

Each twenty-two and four-tenths shares of Old Common Stock outstanding immediately before the Effective Date, and each twenty-two and four-tenths shares of Old Common Stock issuable pursuant to an instrument exercisable for shares of Old Common stock (including, but not limited to, all outstanding warrants to acquire Old Common Stock and all outstanding Convertible Preferred Stock convertible into Old Common Stock), shall, on the Effective Date, be reclassified and converted into, and become a right to receive, and the holders of the outstanding Old Common Stock or instruments exercisable for such Old Common Stock shall be entitled to receive therefore upon surrender of the certificates representing such shares of Old Common Stock to the Corporation, or upon exercise of such instrument, one share of Common Stock, $0.01 par value of the Corporation, subject to the treatment of fraction shares set forth herein.

No scrip or fraction certificates will be issued.  In lieu of fractional shares, the Corporation will pay a cash adjustment in respect of such fraction of a share in an amount equal to the same fraction of the closing sale price of the Common Stock as quoted on the American Stock Exchange, or such other representative price as determined by the officers of the Corporation, as of the closing of business on June 5, 2007.”

APPROVAL OF REVERSE SPLIT

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is required to approve the Reverse Split. Lyford, which owns 29.71% of the shares entitled to vote at the Annual Meeting, has advised Harken that it intends to vote all of its shares for Proposal Three to effect a one-for-twenty-two and four-tenths reverse stock split.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Hein & Associates LLP, Certified Public Accountants and Advisors (“Hein”), served as Harken’s independent registered public accounting firm for the years ended December 31, 2005 and 2006, and has been selected as the independent registered public accounting firm for 2007.

The following table sets forth information concerning the fees billed by Harken’s independent registered public accountants during the last two fiscal years.

	2006	2005
	Hein & Associates	Hein & Associates
Audit Fees	$276,000	$396,000
Audit Related Fees	0	$79,000
Tax Fees	0	0
All Other Fees	0	0

Audit Fees include fees billed for the audit of the consolidated financial statements, quarterly reviews of unaudited financial statements and services related to registration statements filed with the SEC.  The Audit Fees billed by Hein for 2005 and 2006 also include fees for the internal control audit included in the Form 10-K for the year ended December 31, 2005 and 2006.

Audit Related Fees include fees billed for assistance regarding the application of accounting principles; fees billed for 2005 also include fees for consultation related to 404 implementation and disclosure, and fees for the audit of Gulf Energy Management Company.

Tax Fees include fees billed for tax return preparation and consultation on tax matters for Harken and its subsidiaries.

The Audit Committee, or a designated member thereof, pre-approves audit and non-audit services rendered by its independent registered public accounting firm to Harken and its subsidiaries. If pre-approval authority is delegated, the delegate must report back to the Audit Committee at the first Audit Committee meeting following any approval.  For fiscal 2006, 100% of all audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Harken’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  All persons involved in the services performed by Hein during 2006 were permanent, full-time employees of Hein.

Representatives of Hein are not expected to be present at the Annual Meeting, and are not expected to make a statement or be available to respond to questions.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals

Harken’s bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain ownership, advance notice, informational and other applicable requirements.  With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Corporate Secretary of Harken at 180 State Street, Suite 200, Southlake, Texas 76092 setting forth certain information, including the following:

•                                          a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•                                          the name and address of the proposing stockholder;

•                                          the number of shares of Common Stock beneficially owned by the proposing stockholder;

•                                          the length of time such shares of Common Stock have been beneficially owned by the proposing stockholder; and

•                                          any material interest of the proposing stockholder in such business.

The notice must be delivered to the Corporate Secretary (a) at least 60, but no more than 90, days before any scheduled meeting or (b) if less than 70 days’ notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.  Any such recommendation received by the Secretary of Harken will be presented to the Nominating Committee for consideration, based upon the criteria and process described in “Corporate Governance” and “Nominating Committee”.

Board Nominations

A stockholder may recommend a nominee to become a director of Harken by giving the Secretary of Harken (at the address set forth above) a written notice setting forth the following information concerning each person the stockholder proposes to nominate:

•                                          The name, age, business address and residence of the person;

•                                          The principal occupation or employment of the person;

•              The number of shares of Common Stock beneficially owned by the person; and

•                                          Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

The stockholder’s notice must also contain the following information concerning the proposing stockholder:

•                                          The name and record address of the proposing stockholder;

•                                          The number of shares of Common Stock beneficially owned by the proposing stockholder; and

•                                          The length of time such shares of Common Stock have been beneficially owned by the proposing stockholder

Such nominations must be made pursuant to the same advance notice requirements, including deadlines for receipt, for stockholder proposals set forth above.  In addition, any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

General Information

Harken’s annual meetings are held each year at a time and place designated by Harken’s Board of Directors in the notice of the meeting.  Copies of Harken’s bylaws are available upon written request made to the Secretary of Harken at the above address.  The requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in Harken’s proxy materials for a meeting of stockholders.  The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and Harken’s bylaws.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in Harken’s proxy statement and form of proxy for a particular annual meeting.  Stockholders that intend to present a proposal at Harken’s 2008 Annual Meeting of Stockholders must send the proposal to Harken so that it is received at Harken’s principal executive offices no later than December 22, 2007 to be considered for inclusion in the proxy statement and form of proxy related to the 2008 Annual Meeting of Stockholders.  If Harken chooses to accelerate the date of its 2007 Annual Meeting, the deadline for receipt of stockholder proposals to be considered for inclusion in Harken’s proxy materials will change and Harken will notify stockholders of the changed deadline in a Quarterly Report on Form 10-Q, Current Report on Form 8-K or press release.  Stockholders that have an intention to present a proposal that will not be included in the proxy statement and the form of proxy must give notice to Harken by the deadline set forth under “Annual Meeting Advance Notice Requirements — Stockholder Proposals” above.  Any and all such proposals and notices should be sent to the attention of the Secretary of Harken.  Any and all such proposals must comply with applicable Securities and Exchange Commission regulations in order to be included in Harken’s proxy materials or to be presented at the Annual Meeting.

OTHER INFORMATION

Harken will provide to each person solicited, without charge except for exhibits, upon request in writing, additional copies of Harken’s Annual Report on Form 10-K for the year ended December 31, 2006.  Requests should be directed to the Secretary of Harken Energy Corporation, 180 State Street, Suite 200, Southlake, Texas 76092, (817) 424-2424.  Harken’s Annual Report on Form 10-K is also on file with the Securities and Exchange Commission, Washington, D.C. 20549.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for Harken.  Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify Harken that they wish to continue receiving multiple copies.  Harken has undertaken householding to reduce its printing costs and postage fees.  If shareholders wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, a shareholder may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying Harken in writing at 180 State Street, Suite 200, Southlake, TX 76092 or by contacting Harken at 817-424-2424. Shareholders also may request additional copies of the proxy materials by notifying Harken in writing at the above-referenced address or contacting Harken at the above-referenced telephone number, and Harken will undertake to deliver such additional copies promptly.

By Order of the Board of Directors
/s/ Elmer A. Johnston
Elmer A. Johnston
Secretary

Southlake, Texas
 April [   ], 2007

180 STATE STREET SUITE 200 SOUTHLAKE, TEXAS 76092

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Harken Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harken Energy Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HARKEN	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARKEN ENERGY CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSALS ONE, TWO AND THREE.
To withhold authority to vote for any individual
	For	Withhold	For All	nominee(s), mark “For All Except” and write the
PROPOSAL ONE: To elect five directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified.	All	All	Except	number(s) of the nominee(s) on the line below.

	☐	☐	☐
Nominees:	01) Michael M. Ameen, Jr.
02) Mikel D. Faulkner
03) Dr. J. William Petty
04) Alan G. Quasha
05) H.A. Smith

					For	Against	Abstain

PROPOSAL TWO: To amend Harken’s Restated Certificate of Incorporation to change Harken’s name to HKN, Inc.					☐	☐	☐

PROPOSAL THREE: To amend Harken’s Restated Certificate of Incorporation to effect a one-for-twenty-two and four-tenths reverse stock split.					☐	☐	☐

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON, JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

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HARKEN ENERGY CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2007

The stockholder named on the reverse side (“Stockholder”) hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Harken Energy Corporation (“Harken”) to be held June 4, 2007, and (2) constitutes and appoints Elmer Johnston and Lola Richert, and each of them, attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act in accordance with the instructions set forth on the reverse side, with respect to all of the shares of Common Stock of Harken standing in the name of the Stockholder, or with respect to which the Stockholder is entitled to vote and act at that meeting and at any meetings to which that meeting is adjourned. In their discretion, the proxies may vote upon such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR ALL PROPOSALS. The shares cannot be voted unless you sign and return this card.